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                   2500 REPUBLIC PLAZA, 370 SEVENTEENTH STREET
                           DENVER, COLORADO 80202-4004
                             TELEPHONE 303-592-9000
                             FACSIMILE 303-820-0600


                                  May 25, 2000


ACT Teleconferencing, Inc.
1658 Cole Boulevard, Suite 130
Golden, CO  80401

     RE:  Registration on Form S-1

Ladies and Gentlemen:

     You have requested our opinion as counsel for ACT Teleconferencing, Inc., a Colorado corporation, in connection with your registration statement on Form S-1 under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering of 800,000 shares of ACT common stock, no par value; 400,000 warrants, each of which entitles the holder to purchase one share of common stock; and the warrant shares underlying the warrants.


     We have examined ACT's Form S-1 filed with the Securities and Exchange Commission on or about March 9, 2000, Amendment No. 1 thereto filed on or about May 4, 2000, and Amendment No. 2 filed on or about May 22, 2000, and Post-Effective Amendment No. 1 filed on or about May 25, 2000. We have also examined the amended and restated articles of incorporation of ACT as on file with the Secretary of State of the State of Colorado, the amended and restated bylaws and the minute book of ACT, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed in this opinion. We have also consulted with officers and directors of ACT to clarify, confirm, or supplement the foregoing documentation.

     Based on the foregoing, it is our opinion that the shares of common stock and the warrant shares, when issued as contemplated in the registration statement, will be legally and validly issued, will be fully paid and non-assessable, and all of the necessary corporate action on the part of ACT will have been taken to authorize the sale of the shares. In addition, the warrants, when issued as contemplated in the registration statement, will be legally and validly issued, and all corporate action by ACT will have been taken to authorize their issuance.

     We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption "Legal Matters" in the prospectus.

                                       Very truly yours,

                                       Faegre & Benson LLP